UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2014

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 North Wacker Drive, Suite 4120, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2014, Q Lotus Holdings, Inc. (the “Company”), entered into a Contract Extension (the “Third Contract Extension”) with Prospect Silica Enterprises, Inc., or PSEI, an Oregon corporation, to extend the duration of the Modified Purchase Rights and Completion Agreement dated as of October 15, 2012, as previously amended on July 5, 2013 (the “First Contract Extension”) and October 29, 2013 (the “Second Contract Extension”) through April 30, 2014.

The foregoing descriptions of the First Contract Extension, Second Contract Extension and Third Contract Extension and the Modified Purchase Rights and Completion Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of those Extension Agreements filed with (i) the Modified Purchase Rights and Completion Agreement furnished in the Company’s Report on Form 8-K filed on November 5, 2012; (ii) the First Contract Extension as referenced in the Company’s Report filed on Form 8-K on August 27, 2013; (iii) the Second Contract Extension in the Company’s Report filed on Form 8-K on November 4, 2013; and (the “Third Contract Extension) furnished in this report as Exhibit 10.52.

Section 8 Other Events

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Exhibit	Description

10.52	Extension Agreement between the Company and PSEI dated February 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
Registrant

Date: February 20, 2014	By:	/s/ GARY ROSENBERG
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer